Exhibit 99.1

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby agrees that the Schedule 13D filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, on behalf of each of them.

Date:          JOSEPH Y. ROBICHAUD


               /s/ Joseph Y. Robichaud
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Date:          CASTOR CAPITAL CORPORATION


                       /s/ Joseph Y. Robichaud
                       ---------------------------------------------------------
               By:     Joseph Y. Robichaud, Chairman and Chief Executive Officer


Date:          ROBICHAUD FAMILY TRUST


                       /s/ Joseph Y. Robichaud
                       ---------------------------------------------------------
               By:     Joseph Y. Robichaud, Trustee